Exhibit 21.1

List of Subsidiaries of The We Company

The list below excludes subsidiaries in the same line of business (leasing of commercial real estate and offering of “space-as-a-service”) but includes the immediate parent of each excluded subsidiary as of December 31, 2018. A total of 539 subsidiaries operating in the United States and 272 subsidiaries operating in foreign countries have been excluded.

Name of Subsidiary	Jurisdiction of Organization
110 Wall Manager LLC	New York
210 N Green Partners LLC	New York
210 N Green Promoter LLC	New York
CA LQ Holdings LLC	Delaware
Clubhouse TS LLC	New York
Conductor LLC	New York
Creator Fund Managing Member LLC	Delaware
Designation Labs LLC	Delaware
DSQ Partners LLC	Delaware
FieldLens LLC	New York
Flatiron School LLC	New York
LQ Holdings LLC	Delaware
Mailroom Bar at 110 Wall LLC	New York
Meetup, Inc.	Delaware
Powered By We LLC	New York
Project Caesar LLC	Delaware
PxWe Facility & Asset Management Services LLC	Delaware
Teem Technologies, Inc.	Delaware
TX LQ Holdings LLC	New York
We Rise Shell LLC	New York
We Work Retail LLC	New York
We Work Management LLC	New York
WeGrow NYC, LLC	New York
Welkio LLC	New York
WeWork 54 West 40th LLC	New York
WeWork Access Labs LLC	New York
WeWork Asset Management LLC	New York
WeWork Commons LLC	New York
WeWork Companies, Inc.	Delaware
WeWork Companies Partner LLC	New York
WeWork Construction LLC	New York
WeWork Creator Fund LLC	Delaware
WeWork Holdings LLC	Delaware

WeWork Interco LLC	New York
WeWork Real Estate LLC	New York
WeWork Services LLC	Delaware
WeWork Space Services LLC	New York
WeWork Uruguay S.R.L.	New York
WeWork Wellness LLC	New York
WeWork’s Party to the Fund’s GP LLC	New York
WeWork’s Party to the Upper-Tier GP LLC	New York
Wildgoose I LLC	New York
Wildgoose II LLC	New York
WW 110 Wall LLC	New York
WW 2221 South Clark LLC	New York
WW BuildCo LLC	New York
WW Caesar Holdings LLC	Delaware
WW Caesar Member LLC	Delaware
WW Enlightened Hospitality Investor LLC	New York
WW Project Swift Development LLC	Delaware
WW Project Swift Member LLC	Delaware
WW Onsite Services LLC	New York
WW VendorCo LLC	New York
WW-DSQ Partner LLC	Delaware
WWCO Architecture Holdings LLC	Delaware
Powered By We Australia Pty Ltd	Australia
naked Hub Australia Pty Ltd	Australia
WeWork Australia Pty Ltd	Australia
WeWork Belgium SPRL	Belgium
WeWork Empreendimentos E Reformas De Escritório Ltda.	Brazil
naked Hub HKH Limited	British Virgin Islands
naked Hub Vietnam Holdings Limited	British Virgin Islands
NHNP VN Limited	British Virgin Islands
Powered By We Canada LP	Canada
WeWork Canada GP ULC	Canada
WeWork Canada LP ULC	Canada
naked Hub Holdings Ltd.	Cayman Islands
Red Snapper Co-Work Space Management (Shanghai) Co., Ltd.	China
Robinia Commercial Information Consulting (Shanghai) Co., Ltd.	China
Shanghai naked Hub Management Consulting Co., Ltd.	China
WeWork Commercial Services (Shanghai) Co., Ltd.	China
WeWork Information Consulting (Shanghai) Co., Ltd.	China

WeWork Colombia S.A.S.	Colombia
WeWork France SAS	France
Powered By We Germany GmbH	Germany
WeWork Germany GmbH	Germany
535 Jaffe Road Catering Limited	Hong Kong
535 Jaffe Road Retail Limited	Hong Kong
535 Jaffe Road Service Limited	Hong Kong
NRHA Limited	Hong Kong
Powered By We Hong Kong Limited	Hong Kong
WeWork APAC Holdings Limited	Hong Kong
WeWork Hong Kong Limited	Hong Kong
Hammerjaw Bengaluru Private Limited	India
PxWe India Private Limited	India
WeWork Community Workspace Ireland Limited	Ireland
Unomy Ltd.	Israel
WeWork Israel Ltd.	Israel
WeWork Technology Israel Ltd.	Israel
WeWork Italy S.R.L.	Italy
PxWe Management Japan G.K.	Japan
WeWork Japan GK	Japan
WeWork Korea Yuhan Hoesa	Korea, Republic of
AO Acacia, S.de R.L.de C.V.	Mexico
WeWork Mexico, S.de R.L.de C.V.	Mexico
Icefish APAC Holdco B.V.	Netherlands
Icefish Investment Holdco B.V.	Netherlands
WeWork APAC Partner Holdings B.V.	Netherlands
WeWork Asia Holding Company B.V.	Netherlands
WeWork Canada GP B.V.	Netherlands
WeWork Canada LP B.V.	Netherlands
WeWork Companies (International) B.V.	Netherlands
WeWork Companies Partner (International) B.V.	Netherlands
WeWork Greater China Holding Company B.V.	Netherlands
WeWork Middle East Holdings B.V.	Netherlands
WeWork Netherlands B.V.	Netherlands
WeWork New Zealand Holdco B.V.	Netherlands
WW Argentina Holdco B.V.	Netherlands
WW Argentina Holdco II B.V.	Netherlands
WW Worldwide C.V.	Netherlands
WeWork Peru S.R.L	Peru
Ark Pacific Advisors Singapore Pte.Ltd.	Singapore
Spacemob Pte.Ltd.	Singapore

WeWork Singapore Pte.Ltd.	Singapore
Flatiron School UK Limited	United Kingdom
LT Build Limited	United Kingdom
WeWork Community Workspace UK Limited	United Kingdom
WeWork International Limited	United Kingdom

4